Exhibit 99.1

Auriga Laboratories Reports Record 2007 First Quarter Financial Results
Company Generates First Quarterly Income from Operations; 2007 Guidance Increased to $29 Million in Gross Revenue

LOS ANGELES, Calif. — April 16, 2007 — Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company with products for the treatment of Xerostomia, dermatological conditions, and acute respiratory diseases, reported its financial results for the first quarter ended March 31, 2007.

Q1 2007 Highlights

•	Gross revenue increased 179% to a record $8.9 million; gross revenue exceeded guidance by $2.7 million and was up 422% sequentially from Q4 2006.

•	First quarter of positive income from operations.

•	Sale Force totaled 200 associates, up from 50 reported in previous quarter.

•	Successful launch of two new product lines: Zinx™ and Aquoral™.

•	Total monthly prescriptions exceeded 26,000 in January 2007, up 324% from January 2006.

Q1 2007 Financial Results

As compared to the previous quarter and same period a year ago:

•	Gross Revenue totaled a record $8.9 million, an increase of 179% from $3.2 million in the year-earlier period. The increase was primarily due to a growing product line being sold by a rapidly expanding national sales force.

•	Net Revenue totaled a record $6.8 million, an increase of 673% from $875,000 in the previous quarter and up 124% from $3.0 million a year ago. A reconciliation of Gross Revenue to Net Revenue is included at the end of this release.

•	Income from operations was $110,000, as compared to a loss of $3.7 million in the previous quarter and a loss of $1.0 million a year ago.

•	Net loss per common share totaled $(0.02), as compared to a loss of ($0.11) per share in the previous quarter and a loss of ($0.10) per share in the same period a year ago. The loss per common share includes $1.8 million of non-cash share-based compensation costs and $157,000 of non-cash depreciation and amortization expenses.

•	Earnings before interest, taxes, depreciation, amortization, and share based-compensation (“EBITDAS”) was a gain of $1.8 million, as compared to a loss of $1.8 million reported in the previous quarter, and up from a loss of $928,000 reported the same period a year ago. A reconciliation of EBITDAS is included at the end of this release.

Exhibit 99.1

Other Significant Events
During the first quarter, independently generated IMS data indicated Auriga’s total dispensed prescriptions reached a record 26,004 in January 2007, which represented an increase of 324% from 6,141 in January 2006. By the end of the first quarter, the company sales force exceeded 200 associates nationwide, doubling from the number reported mid-January.

The company also introduced two new product lines in the first quarter: The Zinx™ line of products for relief of cold and allergy symptoms, and Aquoral™, a FDA-approved oral spray for the treatment of Xerostomia or “Dry Mouth.” Aquoral™ targets a condition affecting 25 million Americans and a market opportunity estimated to exceed $1 billion.

“While we made great strides during this first quarter in both sales force recruitment and new product introductions, these results still far exceeded our expectations,” said Philip S. Pesin, Auriga’s founder, chairman and CEO. “The key to our success has been an innovative, commission-only sales force structure that allows us to retain a highly-motivated workforce at a minimal investment. These factors, combined with positive cash flow from operations and an improving balance sheet, have encouraged us to increase our growth objectives for 2007.”

Added Auriga’s CFO, Charles Bearchell, “Subsequent to the end of the first quarter we completed a private equity offering that resulted in aggregate gross proceeds of $2 million. We believe that our cash and investment balances are now sufficient to fund working capital needs for the foreseeable future. In fact, based on our improving financial position and operating results, our auditors have concurred that we can remove the ‘going concern’ qualification on our financial statements, including this quarter’s Form 10-QSB to be filed later today.”

2007 Business Outlook
Based upon greater than anticipated first quarter results, the company has raised its forecast for gross revenue to exceed $29 million in 2007, up from the previously issued guidance of $26 million. This compares to gross revenue of $7.4 million for the company’s first full year of operations in 2006.

The company plans to achieve this with a sales force that will exceed 275 by the end of 2007, as well as new product introductions. Before the end of 2007, the company expects to enter the $5 billion dermatology marketplace with the introduction of several newly-branded prescription dermatology products under the trade names Akurza™ and Xyralid™.

Conference Call
Auriga will hold a conference call later today to discuss its first quarter 2007 financial results. Auriga’s Founder, Chairman & CEO Philip S. Pesin and CFO Charles R. Bearchell will host the presentation, which will be followed by a question and answer period.

Conference Date: Monday, April 16, 2007
Start Time: 10:00 AM Eastern (7:00 AM Pacific)
Dial-In Number: 1-800-936-9754
International: 1-973-935-2048
Conference ID#: 8607014

Internet Simulcast: http://viavid.net/dce.aspx?sid=00003D0D
(Windows Media Player needed for simulcast)

Exhibit 99.1

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A replay of the conference call will be available starting at 1:00 PM Eastern and until midnight, April 30, 2007:

Toll-free replay number: 1-877-519-4471
International replay number: 1-973-341-3080
Replay Pin Number: 8607014

About Auriga Laboratories™
Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company’s high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga’s exclusive prescription and over-the-counter product portfolio includes Aquoral™ for the treatment of xerostomia, Akurza™ and Xyralid™ dermatology products, and the Zinx™, Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the company’s ability to secure additional financing, its ability to sustain market acceptance for its products, its

Exhibit 99.1

dependence on collaborators, the company’s ability to find and execute strategic transactions, its potential exposure to litigation, the company’s exposure to product liability claims, and the company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Philip S. Pesin
Tel 310-461-3606 or 678-282-1606
Fax 310-564-1991
ppesin@aurigalabs.com

Investor Relations:
Liolios Group, Inc.
Ron Both or Geoffrey Plank
Tel 949-574-3860
ron@liolios.com

Exhibit 99.1

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
(F/K/A MULTI-LINK TELECOMMUNICATIONS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS	THREE MONTHS
	ENDED	ENDED
	MARCH 31, 2007	MARCH 31, 2006
	(unaudited)	(unaudited)
NET REVENUES
Products	$6,766,025	$3,019,301

Total Net Revenues	6,766,025	3,019,301
COST OF GOODS SOLD
Materials and supplies	938,240	408,683
Royalties	1,033,662	492,517
Distribution	177,548	134,451

Total Cost of Goods Sold	2,149,451	1,035,651

GROSS PROFIT	4,616,575	1,983,650
OPERATING EXPENSES
Sales, marketing and trade expenses (includes non-cash equity instrument related expenses of $306,773 and $0 for the three months ended March 31, 2007 and 2006, respectively	1,755,059	1,627,098
General and administrative expenses (includes non-cash equity instrument related expenses of $1,059,735 and $92,116 for the three months ended March 31, 2007 and 2006 respectively	2,129,381	1,240,856
Research and development expenses (includes non-cash equity instrument related expenses of $391,111 and $0 for the three months ended March 31, 2007 and 2006 respectively	622,288	154,224

Total Operating Expenses	4,506,729	3,022,178

INCOME (LOSS) FROM OPERATIONS	109,845	(1,038,528)
OTHER INCOME(EXPENSES)
Interest expense	(894,481)	(59,819)
Non-cash financing expense	—	(1,986,592)
Other income(expenses)	(191,774)	702

Total Other Income(Expenses)	(1,086,255)	(2,045,709)

LOSS BEFORE TAXES	(976,410)	(3,084,237)
INCOME TAXES	—	—

NET LOSS	$(976,410)	$(3,084,237)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.02)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	41,662,766	30,539,827

Exhibit 99.1

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
(F/K/A MULTI-LINK TELECOMMUNICATIONS, INC.)

CONSOLIDATED BALANCE SHEETS

	MARCH 31, 2007	DECEMBER 31, 2006
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,369,678	$259,580
Accounts receivable, net	2,370,128	969,962
Inventory	737,945	426,417
Prepaid expenses	747,265	756,378

Total Current Assets	6,225,016	2,412,337
PROPERTY AND EQUIPMENT, net	303,877	326,792
OTHER ASSETS
Intangibles, net	7,679,075	7,768,476
Restricted cash	—	75,560
Deposits	16,775	16,775

Total Other Assets	7,695,850	7,860,811

TOTAL ASSETS	$14,224,743	$10,599,940

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,701,671	$1,742,441
Accrued expenses	1,700,325	1,263,718
Bank notes payable	—	62,272
Royalties payable	1,033,602	326,308
Product licenses payable	1,550,000	800,000
Related-party convertible note	500,000	632,000
Senior secured promissory notes (net of loan discounts of $219,350 and $1,006,396 as of March 31, 2007 and December 31, 2006, respectively)	2,249,400	1,462,354
Deposit on stock subscriptions	759,000	—
Other liabilities	4,688	—

Total Current Liabilities	9,498,686	6,289,093
LONG-TERM DEBT
Product licenses payable	—	750,000

Total Long-Term Debt	—	750,000

Total Liabilities	9,498,686	7,039,093
STOCKHOLDERS’ EQUITY
Preferred stock: $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: $0.001 par value, 250,000,000 shares authorized; 42,131,592 and 41,139,390 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	42,131	41,139
Additional paid-in capital	20,523,012	18,382,385
Accumulated deficit	(15,839,086)	(14,862,677)

Total Stockholders’ Equity	4,726,057	3,560,847

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,224,743	$10,599,940

The accompanying notes are an integral part of these condensed consolidated financial statements and are available in the company quarterly statement for the period ended March 31, 2007, as filed with the Securities and Exchange Commission.

Exhibit 99.1

Reconciliation of Gross to Net Revenues

The following table provides a reconciliation of gross revenues to net revenues for the unaudited, three month periods ended March 31, 2007 and 2006 for purposes of providing additional disclosure and detail to our revenues:

	Three months ended	Three months ended	Three months ended
	March 31, 2007	March 31, 2006	December 31, 2006
	(unaudited)	(unaudited)	(unaudited)
Gross revenues	$8,899,223	$3,187,765	$1,704,219
Less: Sales discounts	(1,262,308)	(168,464)	(9,664)
Less: Sales returns reserve	(870,890)	—	(819,289)

Net Revenues	$6,766,025	$3,019,301	$875,266

Reconciliation of EBITDAS

	Three months	Three months	Three months
	ended	ended	ended
	March 31, 2007	March 31, 2006	December 31, 2006
	(unaudited)	(unaudited)	(unaudited)
Earnings (net loss)	$(976,410)	$(3,084,237)	$(4,486,845)
Interest	894,481	59,117	784,072
Taxes	—	—	—
Depreciation	34,871	18,774	32,977
Amortization	121,901	—	101,269
Non-cash share-based compensation expense	1,757,619	2,078,708	1,777,029

EBITDAS	$1,832,462	$(927,638)	$(1,791,499)

EBITDAS (earnings, before interest, taxes, depreciation, amortization, and non-cash share-based compensation expense) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDAS an important measure of our financial performance and our ability to generate cash flows to measure operating performance, fund capital expenditures, and fund other corporate investing and financing activities. EBITDAS eliminates the non-cash effect of tangible asset depreciation, intangible asset amortization, and non-cash share-based compensation expenses. EBITDAS should be considered in addition to, rather than as a substitute for income from operations, net income, and cash flows from operating activities.